Exhibit 99.1

Spirit AeroSystems Announces Public Stock Offering by Existing Equity Holders

WICHITA, Kan., March 4, 2014 — Spirit AeroSystems Holdings, Inc. [NYSE: SPR] (the “Company”) today announced that it intends to commence a public secondary offering of 6,189,794 shares of class A common stock.  The Company will not receive any proceeds from the offering, and the total number of shares of common stock outstanding will not change as a result of this offering. The shares are being offered primarily by affiliates of Onex Corporation (“Onex”) and current and former members of management of the Company.  Onex is expected to maintain voting control of the Company following this offering.  The shares are being offered pursuant to an automatic shelf registration statement filed on April 7, 2011 with the U.S. Securities and Exchange Commission (“SEC”) on Form S-3.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. Barclays is acting as underwriter for the offering. The offering will be made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or email barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847, and from the SEC’s website at www.sec.gov, when available.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements related to the secondary offering of shares of class A common stock.  These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the SEC.  Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Spirit AeroSystems Holdings, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If Spirit AeroSystems Holdings, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.  For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to Spirit AeroSystems Holdings, Inc.’s business in general, please refer to the Company’s SEC filings.

On the web: http://www.spiritaero.com

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Contact:	Coleen Tabor, Investor Relations, (316) 523-7040
Ken Evans, Corporate Communications, (316) 523-4070